EXHIBIT 32

      In connection with the Quarterly Report of San Juan Financial, Inc. (the "Company") on Form 10-QSB for the period ended September 30, 2005 as filed with the Securities and Exchange Commission (the "Report"), Mark W. Moniak, the Chief Executive and Principal Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.


                                          SAN JUAN FINANCIAL, INC.



November 11, 2005                         /s/ Mark W. Moniak
                                          --------------------------------
                                          Mark W. Moniak, Chief Executive and
                                          Principal Financial Officer